Home Bancorp Announces 2013 Third Quarter Results

LAFAYETTE, La., Oct. 29, 2013 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank (www.home24bank.com), a Federally chartered savings bank headquartered in Lafayette, Louisiana (the "Bank"), announced net income of $2.5 million for the third quarter of 2013, an increase of $1.2 million, or 100%, compared to the second quarter of 2013 and a decrease of $570,000, or 19%, compared to the third quarter of 2012. Diluted earnings per share were $0.37 for the third quarter of 2013, an increase of $0.19, or 106%, compared to the second quarter of 2013 and a decrease of $0.05, or 12%, compared to the third quarter of 2012.

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"The performance of the South Louisiana economy continues to outpace much of the nation," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "Such a robust economy played a key role in our strongest quarterly results of the year."

"Our focus is on adding quality bankers and customers to our franchise," added Mr. Bordelon, "and continuing our disciplined growth."

Loans and Credit Quality

Loans totaled $680.9 million at September 30, 2013, an increase of $5.0 million, or 1%, from June 30, 2013, and an increase of $10.2 million, or 2%, from September 30, 2012. During the third quarter, increases in home equity loans and lines (up $3.0 million), commercial real estate loans (up $2.9 million) and consumer loans (up $2.4 million) were partially offset by decreases in one- to four-family mortgage loans (down $3.1 million) and commercial and industrial loans (down $1.1 million).

The following table sets forth the composition of the Company's loan portfolio (including Covered Loans) as of the dates indicated.

	September 30,	December 31,	Increase/(Decrease)
(dollars in thousands)	2013	2012	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$178,142	$177,816	$326	-%
Home equity loans and lines	40,922	40,425	497	1
Commercial real estate	253,648	252,805	843	-
Construction and land	72,201	75,529	(3,328)	(4)
Multi-family residential	16,864	19,659	(2,795)	(14)
Total real estate loans	561,777	566,234	(4,457)	(1)
Other loans:
Commercial and industrial	80,278	72,253	8,025	11
Consumer	38,819	34,641	4,178	12
Total other loans	119,097	106,894	12,203	11
Total loans	$680,874	$673,128	$7,746	1%

Nonperforming assets ("NPAs"), which include $8.9 million in assets covered under loss sharing agreements with the FDIC ("Covered Assets") and $12.8 million in assets acquired from GS Financial Corp. ("GSFC"), totaled $27.4 million at September 30, 2013, a decrease of $90,000 compared to June 30, 2013 and a decrease of $2.7 million compared to September 30, 2012. The ratio of total NPAs to total assets was 2.85% at September 30, 2013, compared to 2.83% at June 30, 2013 and 3.10% at September 30, 2012. Excluding acquired assets, the ratio of NPAs to total assets was 0.69% at September 30, 2013, compared to 0.68% at June 30, 2013 and 0.86% at September 30, 2012.

The Company recorded net loan charge-offs of $84,000 during the third quarter of 2013, compared to net loan charge-offs of $1.8 million in the second quarter of 2013 and $464,000 in the third quarter of 2012. The Company's provision for loan losses for the third quarter of 2013 was $453,000, compared to $2.2 million for the second quarter of 2013 and $56,000 for the third quarter of 2012.

The ratio of allowance for loan losses to total loans was 0.95% at September 30, 2013, compared to 0.90% and 0.73% at June 30, 2013 and September 30, 2012, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.09% at September 30, 2013, compared to 1.08% and 1.01% at June 30, 2013 and September 30, 2012, respectively.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $160.4 million at September 30, 2013, an increase of $4.5 million, or 3%, from June 30, 2013, and an increase of $5.4 million, or 4%, from September 30, 2012. At September 30, 2013, the Company had a net unrealized gain position on its investment securities portfolio of $1.1 million, compared to net unrealized gains of $1.4 million and $5.2 million at June 30, 2013 and September 30, 2012, respectively. The decrease in the unrealized gain primarily reflects increasing market interest rates. The investment securities portfolio had a modified duration of 4.7 years at September 30, 2013, compared to 4.2 and 3.7 years at June 30, 2013 and September 30, 2012, respectively.

Deposits

During the third quarter of 2013, core deposits (i.e., checking, savings and money market accounts) increased $2.6 million, or 1%, from June 30, 2013, and increased $35.3 million, or 7%, from September 30, 2012. The increases in core deposits were offset by declines in certificate of deposits ("CDs"), as higher-priced CDs matured. Total deposits were $765.8 million at September 30, 2013, a decrease of $11.4 million, or 2%, from June 30, 2013, and a decrease of $19.1 million, or 2%, from September 30, 2012.

The following table sets forth the composition of the Company's deposits at the dates indicated.

	September 30,	December31,	Increase / (Decrease)
(dollars in thousands)	2013	2012	Amount	Percent
Demand deposit	$171,915	$152,462	$19,453	13%
Savings	54,709	51,515	3,194	6
Money market	203,218	191,191	12,027	6
NOW	126,595	123,294	3,301	3
Certificates of deposit	209,373	252,967	(43,594)	(17)
Total deposits	$765,810	$771,429	$(5,619)	(1)%

Share Repurchases

Under the Company's June 2013 stock repurchase program, the Company may purchase up to 370,000 shares, or approximately 5%, of the Company's outstanding common stock. The Company purchased 44,177 shares of its common stock during the third quarter of 2013 at an average price per share of $18.47. As of October 23, 2013, an additional 168,123 shares remain eligible for purchase under the plan. The tangible book value per share of the Company's common stock was $19.47 at September 30, 2013.

Net Interest Income

Net interest income for the third quarter of 2013 totaled $10.4 million, an increase of $473,000, or 5%, compared to the second quarter of 2013, and a decrease of $513,000, or 5%, compared to the third quarter of 2012. The Company's net interest margin was 4.79% for the third quarter of 2013, 20 basis points higher than the second quarter of 2013 and 17 basis points lower than the third quarter of 2012. The increase in the net interest margin for the third quarter of 2013 related primarily to an increase in the yield earned on loans covered under loss sharing agreements with the FDIC ("Covered Loans"). As a result of improved cash flow expectations related to Covered Loans, the Company adjusted the accretable yield recognized on Covered Loans during the quarter. The Covered Loan portfolio yielded 15.60% during the third quarter of 2013, compared to 10.18% and 8.16% during the second quarter of 2013 and third quarter of 2012, respectively. Excluding Covered Loans, the yield on loans receivable would have been 5.72% during the third quarter of 2013, compared to 5.63% and 6.44% during the second quarter of 2013 and third quarter of 2012, respectively.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	September 30, 2013		June 30, 2013		September 30, 2012
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable	$676,639	6.07%	$683,374	5.86%	$678,936	6.56%
Investment securities (TE)	157,352	2.10	154,523	2.11	149,472	2.18
Other interest-earning assets	27,293	0.47	28,153	0.46	41,373	0.40
Total interest-earning assets	$861,284	5.17	$866,050	5.01	$869,781	5.52

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$389,773	0.24	$372,613	0.26	$355,107	0.34
Certificates of deposit	215,745	0.90	231,824	0.97	269,840	1.08
Total interest-bearing deposits	605,518	0.48	604,437	0.53	624,947	0.66
FHLB advances	41,083	0.90	50,734	0.96	48,175	1.39
Total interest-bearing liabilities	$646,601	0.51	$655,171	0.56	$673,122	0.71

Net interest spread (TE)		4.66%		4.45%		4.81%
Net interest margin (TE)		4.79%		4.59%		4.96%

Noninterest Income

Noninterest income for the third quarter of 2013 totaled $1.7 million, a decrease of $531,000, or 24%, compared to the second quarter of 2013 and a decrease of $421,000, or 20%, compared to the third quarter of 2012. The decrease in noninterest income in the third quarter of 2013 compared to the second quarter of 2013 resulted primarily from the absence of gains on the sale of securities (down $428,000) and a decrease in gains on the sale of mortgage loans (down $112,000).

The decrease in noninterest income in the third quarter of 2013 compared to the third quarter of 2012 resulted primarily from lower gains on the sale of mortgage loans (down $337,000) and the absence of gains on the sale of securities (down $163,000).

Noninterest Expense

Noninterest expense for the third quarter of 2013 totaled $7.9 million, a decrease of $124,000, or 2%, compared to the second quarter of 2013 and a decrease of $499,000, or 6%, compared to the third quarter of 2012. The decrease in noninterest expense in the third quarter of 2013 compared to the second quarter of 2013 resulted primarily from lower other expenses (down $314,000 primarily due to the absence of $169,000 in penalties incurred in prepaying long-term FHLB borrowings and lower other loan fee expenses of $134,000), data processing and communication expenses (down $52,000), forms, printing and supplies expenses (down $49,000) and marketing and advertising expenses (down $20,000), which were partially offset by higher compensation and benefits expenses (up $137,000) and foreclosed assets expenses (up $123,000).

The decrease in noninterest expense in the third quarter of 2013 compared to the third quarter of 2012 resulted primarily from lower foreclosed asset expenses (down $157,000), other expenses (down $155,000), data processing and communication expenses (down $120,000) and marketing and advertising expenses (down $50,000).

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes loans acquired from the FDIC and GSFC. Management believes the presentation of this non-GAAP financial information provides useful information that is essential to a proper understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2012, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	September 30,	September 30,	%	June 30,	December 31,
	2013	2012	Change	2013	2012
Assets
Cash and cash equivalents	$ 35,953,034	$ 52,307,703	(31)%	$ 51,957,884	$ 39,539,366
Interest-bearing deposits in banks	3,185,000	4,019,000	(21)	3,284,000	3,529,000
Investment securities available for sale, at fair value	151,453,721	153,006,535	(1)	150,387,103	157,255,828
Investment securities held to maturity	8,965,112	2,049,718	337	5,505,716	1,665,184
Mortgage loans held for sale	1,711,585	5,572,587	(69)	4,229,298	5,627,104
Loans covered by loss sharing agreements	23,723,936	49,500,917	(52)	27,350,973	45,764,397
Noncovered loans, net of unearned income	657,150,445	621,157,286	6	648,568,074	627,363,937
Total loans	680,874,381	670,658,203	2	675,919,047	673,128,334
Allowance for loan losses	(6,462,841)	(4,906,292)	32	(6,093,556)	(5,319,235)
Total loans, net of allowance for loan losses	674,411,540	665,751,911	1	669,825,491	667,809,099
FDIC loss sharing receivable	13,576,606	16,813,909	(19)	15,065,655	15,545,893
Office properties and equipment, net	30,312,996	30,910,746	(2)	30,473,517	30,777,184
Cash surrender value of bank-owned life insurance	17,638,008	17,157,946	3	17,523,536	17,286,434
Accrued interest receivable and other assets	24,688,760	26,720,243	(8)	23,511,646	23,891,172
Total Assets	$ 961,896,362	$ 974,310,298	(1)	$ 971,763,846	$ 962,926,264

Liabilities
Deposits	$ 765,810,312	$ 784,941,867	(2)%	$ 777,236,290	$ 771,429,335
Federal Home Loan Bank advances	50,900,000	43,440,343	17	52,500,000	46,256,805
Accrued interest payable and other liabilities	4,965,371	5,717,129	(13)	3,868,422	3,666,264
Total Liabilities	821,675,683	834,099,339	(1)	833,604,712	821,352,404

Shareholders' Equity
Common stock	89,579	89,483	-%	89,563	89,506
Additional paid-in capital	91,743,191	90,513,760	1	91,309,237	90,986,820
Treasury stock	(28,003,896)	(20,365,995)	38	(27,187,845)	(21,719,954)
Common stock acquired by benefit plans	(6,376,957)	(7,544,939)	(15)	(6,487,467)	(7,455,669)
Retained earnings	82,023,494	74,110,812	11	79,540,747	76,435,222
Accumulated other comprehensive income	745,268	3,407,838	(78)	894,899	3,237,935
Total Shareholders' Equity	140,220,679	140,210,959	-	138,159,134	141,573,860
Total Liabilities and Shareholders' Equity	$ 961,896,362	$ 974,310,298	(1)	$ 971,763,846	$ 962,926,264

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For TheNine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
Interest Income
Loans, including fees	$ 10,438,505	$ 11,309,112	(8)%	$ 30,578,885	$ 32,063,514	(5)%
Investment securities	754,902	769,202	(2)	2,278,112	2,440,833	(7)
Other investments and deposits	32,471	41,404	(22)	96,077	110,870	(13)
Total interest income	11,225,878	12,119,718	(7)	32,953,074	34,615,217	(5)

Interest Expense
Deposits	729,941	1,036,707	(30)%	2,410,621	3,253,133	(26)%
Federal Home Loan Bank advances	92,610	166,984	(45)	358,806	525,587	(32)
Total interest expense	822,551	1,203,691	(32)	2,769,427	3,778,720	(27)
Net interest income	10,403,327	10,916,027	(5)	30,183,647	30,836,497	(2)
Provision for loan losses	453,133	55,736	713	3,221,326	1,927,962	67
Net interest income after provision for loan losses	9,950,194	10,860,291	(8)	26,962,321	28,908,535	(7)

Noninterest Income
Service fees and charges	627,607	535,016	17%	1,753,547	1,688,874	4%
Bank card fees	445,784	443,986	-	1,314,299	1,396,678	(6)
Gain on sale of loans, net	314,626	651,457	(52)	1,289,487	1,395,561	(8)
Income from bank-owned life insurance	114,473	124,566	(8)	351,575	386,772	(9)
Gain on the sale of securities, net	-	162,534	-	428,200	221,781	93
Discount accretion of FDIC loss sharing receivable	111,066	108,762	2	334,913	461,893	(27)
Other income	52,215	60,537	(14)	170,351	134,870	26
Total noninterest income	1,665,771	2,086,858	(20)	5,642,372	5,686,429	(1)

Noninterest Expense
Compensation and benefits	5,017,628	5,046,836	(1)%	14,993,975	14,569,194	3%
Occupancy	779,908	722,320	8	2,248,632	2,119,265	6
Marketing and advertising	152,270	202,400	(25)	563,793	538,764	5
Data processing and communication	574,364	694,440	(17)	1,842,036	2,033,779	(9)
Professional fees	217,657	213,294	2	623,909	701,030	(11)
Forms, printing and supplies	86,965	111,203	(22)	329,762	377,918	(13)
Franchise and shares tax	272,960	305,889	(11)	819,540	657,191	25
Regulatory fees	225,175	218,193	3	668,059	629,368	6
Foreclosed assets, net	90,982	248,089	(63)	236,740	758,813	(69)
Other expenses	471,670	626,409	(25)	1,873,530	1,855,486	1
Total noninterest expense	7,889,579	8,389,073	(6)	24,199,976	24,240,808	-
Income before income tax expense	3,726,386	4,558,076	(18)	8,404,717	10,354,156	(19)
Income tax expense	1,243,639	1,505,746	(17)	2,816,445	3,488,694	(19)
Net income	$ 2,482,747	$ 3,052,330	(19)	$ 5,588,272	$ 6,865,462	(19)

Earnings per share - basic	$ 0.38	$ 0.44	(14)%	$ 0.84	$ 0.99	(15)%
Earnings per share - diluted	$ 0.37	$ 0.42	(12)	$ 0.80	$ 0.95	(16)

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	September 30,		%	Months Ended	%
	2013	2012	Change	June 30, 2013	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 11,226	$12,120	(7)%	$ 10,852	3%
Total interest expense	823	1,204	(32)	922	(11)
Net interest income	10,403	10,916	(5)	9,930	5
Provision for loan losses	453	56	709	2,248	(80)
Total noninterest income	1,666	2,087	(20)	2,196	(24)
Total noninterest expense	7,889	8,389	(6)	8,014	(2)
Income tax expense	1,244	1,506	(17)	621	100
Net income	$ 2,483	$ 3,052	(19)	$ 1,243	100

AVERAGE BALANCE SHEET DATA
Total assets	$ 958,560	$974,761	(2)%	$ 967,679	(1)%
Total interest-earning assets	861,284	869,781	(1)	866,050	(1)
Total loans	676,639	678,936	-	683,374	(1)
Total interest-bearing deposits	605,518	624,947	(3)	604,437	-
Total interest-bearing liabilities	646,601	673,122	(4)	655,171	(1)
Total deposits	776,556	783,542	(1)	771,868	1
Total shareholders' equity	139,060	140,548	(1)	143,705	(3)

SELECTED RATIOS (1)
Return on average assets	1.04%	1.25%	(17)%	0.51%	104%
Return on average equity	7.14	8.69	(18)	3.46	106
Efficiency ratio (2)	65.37	64.52	1	66.37	(2)
Average equity to average assets	14.51	14.42	1	14.85	(2)
Tier 1 leverage capital ratio(3)	14.29	13.23	8	13.85	3
Total risk-based capital ratio(3)	22.33	21.39	4	22.14	1
Net interest margin (4)	4.79	4.96	(3)	4.59	4

PER SHARE DATA
Basic earnings per share	$ 0.38	$ 0.44	(14)%	$ 0.19	100%
Diluted earnings per share	0.37	0.42	(12)	0.18	106
Book value at period end	19.75	18.66	6	19.35	2
Tangible book value at period end	19.47	18.35	6	19.06	2

PER SHARE DATA
Shares outstanding at period end	7,099,164	7,512,360	(6)%	7,141,691	(1)%
Weighted average shares outstanding
Basic	6,481,911	6,950,785	(7)%	6,652,097	(3)%
Diluted	6,768,578	7,212,323	(6)	6,963,570	(3)

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)	Capital ratios are end of period ratios for the Bank only.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	September 30, 2013			June 30, 2013			September 30, 2012
	Covered	Noncovered	Total	Covered	Noncovered	Total	Covered	Noncovered	Total
(dollars in thousands)
CREDIT QUALITY(1) (2)
Nonaccrual loans	$ 5,807	$ 15,784	$ 21,591	$ 6,949	$ 16,938	$ 23,887	$9,106	$12,608	$ 21,714
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	5,807	15,784	21,591	6,949	16,938	23,887	9,106	12,608	21,714
Other real estate owned	3,064	2,786	5,850	2,755	888	3,643	3,143	5,300	8,443
Total nonperforming assets	8,871	18,570	27,441	9,704	17,826	27,530	12,249	17,908	30,157
Performing troubled debt restructurings	6	437	443	321	532	853	675	816	1,491
Total nonperforming assets and troubled debt restructurings	$ 8,877	$ 19,007	$ 27,884	$ 10,025	$ 18,358	$ 28,383	$ 12,924	$ 18,724	$ 31,648

Nonperforming assets to total assets			2.85%			2.83%			3.10%
Nonperforming loans to total assets			2.24			2.46			2.23
Nonperforming loans to total loans			3.17			3.53			3.24
Allowance for loan losses to nonperforming assets			23.55			22.13			16.27
Allowance for loan losses to nonperforming loans			29.93			25.51			22.60
Allowance for loan losses to total loans			0.95			0.90			0.73

Year-to-date loan charge-offs			$ 2,135			$ 2,030			$2,151
Year-to-date loan recoveries			58			37			25
Year-to-date net loan charge-offs			$ 2,077			$ 1,993			$ 2,126
Annualized YTD net loan charge-offs to total loans			0.41%			0.39%			0.42%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.  Nonperforming assets consist of nonperforming loans and repossessed assets. It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)

Asset quality information includes assets covered under FDIC loss sharing agreements. Such assets covered by FDIC loss sharing agreements are referred to as "Covered" assets. All other assets are referred to as "Noncovered".

CONTACT: John W. Bordelon, President and CEO (337) 237-1960